Exhibit 10.28

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Marketing Promotion Service Contract

Contract No:

Party A: Chongqing Zanniu E-Commerce Co., Ltd.

Company Address: 4th Floor , Podium Building, Zhibo Center, No. 38 Yingbin Avenue, Jiulongpo District, Chongqing

Contact:

Telephone:

E-mail:

Party B: Beijing Haoxi Digital Technology Co., Ltd.

Company Address: 15A10, Block B, Locke Times Center Building, Datun Road, Asian Games Village, Chaoyang District, Beijing

Contact; Zhong Jia

Tel: [*]

E-mail:

On the principle of equality, mutual benefit, honesty and trustworthiness, both parties, in accordance with the “Contract Law of the People’s Republic of China” and relevant laws and regulations, have reached the following agreement on Party B’s provision of advertising and promotion services for Party A through friendly negotiation and shall abide by them together .

Article 1: Definitions

In this contract, unless otherwise stated or with clear other meanings according to the context, the following words have the following meanings:

1.	“Advertising promotion” refers to product promotion. The form of materials includes pictures, full-screen pictures, videos, text links and QR codes, etc.

2.	“Service content” refers to Party A’s promotional links on media platforms that Party B owns, or Party B is authorized to conduct business on.

3.	“Service platform” refers to the media platforms that Party A confirms and Party B owns, or Party B is authorized to conduct business on.

4.	The articles of the contract clauses is only for the convenience of reading and does not affect the interpretation of any clauses of this contract.

Article 2: Service Content

Under the premise that the two parties comply with the current effective laws, regulations and regulatory requirements, Party B shall provide Party A with the following services in accordance with this contract (check the options):

1.	Account opening service: Party B opens an account for Party A on its owned or authorized media platforms.

2.	Partnered media: Toutiao, Douyin, Huoshan Video, Xigua Video.

3.	Product promotion services: According to Party A’s products or services, maintain and release promotional information on the platform agreed by both parties.

4.	Effect analysis: According to the effect of Party A’s promotion, regularly help Party A find a more suitable promotion position, and make optimization adjustments to promotion positions, promotion materials, and crowd orientation that are not ideal (including increasing relevant promotion positions), promotion optimization and other data analysis.

5.	Website optimization guidance: In order to allow Party A to place promotion links to achieve the promotion effect as much as possible, conduct optimization guidance from the description of the website, information arrangement, etc.

Article 3: Cooperation Term:

1.	The term of this contract is from July 1, 2020 to December 31, 2020. Party A and Party B will negotiate and confirm cooperation matters separately.

Article 4: Party A’s Rights and Obligations

1.	Party A shall ensure the legality of the promotion materials provided and comply with relevant media regulations. If Party B is fined by the media platforms due to failure to comply with media regulations, Party A shall bear all losses of Party B.

2.	Party A shall ensure the authenticity of the content of the promotion link it provides, not violate relevant laws, regulations, policies and public moral principles, not damage the legitimate rights and interests of any third party and ensure that its products or business content will not mislead. If there is any violation of publicity or false publicity, Party A shall bear the corresponding legal responsibility.

3.	Party A shall provide Party B with all required promotion materials (including but not limited to promotion materials and the pages linked to the materials) by e-mail at least 2 working days before the start of the promotion.

4.	Party A has the permanent exclusive and indefinite right to use the customer information obtained by Party B in accordance with this agreement, that is, Party B shall not provide the customer information obtained through this agreement to a third party or allow a third party to use it in any way, unless obtain the prior written consent of Party A.

5.	Party A owns the relevant intellectual property rights of the items agreed in this contract, including but not limited to promotion ideas, copywriting, etc.

6.	Party A has the right to suspend the promotion or change the promotion content at any time. After the suspension, the performance of the rights and obligations of both parties before the suspension will not be affected.

7.	Party A has the right to unilaterally terminate this agreement on the premise of notifying Party B 3 working days in advance, and the termination of the agreement will not affect the execution of rights and obligations before the termination.

8.	If this agreement is terminated or dissolved, Party A has the right to require Party B to communicate and negotiate to return the fees that Party A has paid but not consumed after the date of termination or dissolution of the agreement.

Article 5: Party B’s Rights and Obligations

1.	Party B has the right to charge relevant service fees in accordance with this agreement.

2.	Party B has the right to review the promotion links provided by Party A in accordance with laws and regulations from the perspective of promotion professionals, and can promptly notify Party A to modify the content that does not comply with the law. Party B shall not be liable for the postponement of the promotion due to Party A’s promotion of the content of the link.

3.	Without the permission of Party A, Party B shall not make any technical or textual changes to the relevant materials provided by Party A, nor shall Party B use the above materials for any purpose other than marketing and publicity within the scope of this contract.

4.	Party B guarantees that it has the qualification and license to provide the services under this contract, otherwise, any losses arising therefrom shall be borne by Party B itself, and Party A has the right to demand corresponding compensation from Party B if losses are caused to Party A.

5.	Party B shall ensure that the data and information provided to Party A through Party B’s platform are true, valid and authorized information obtained through legal and compliant promotional activities. Once a dispute arises from customer complaints, Party B shall actively and actively Resolve customer complaints and take responsibility for compensation.

6.	Party B guarantees the reasonableness and legitimacy of the market publicity and promotion, otherwise, Party B shall bear any loss caused thereby.

7.	Party B guarantees that Party B’s platform and the media it cooperates with will not violate any applicable laws, regulations, policies and public moral principles, nor will it damage any legitimate rights and interests of Party A. Party A has the right to obtain relevant information on promotional positions in various media to ensure that its promotion will not appear in unreasonable promotional positions. If Party A suffers losses due to Party B’s platform or media delivery in violation of the aforementioned guarantees, Party B shall compensate.

8.	Party B guarantees that: Party B, Party B’s staff, relatives and friends will not instruct any users (including but not limited to websites and unscrupulous intermediaries, etc.) to defraud service fees by using technical means such as simulated equipment to swipe clicks or other cheating means. In case of violation of the agreement, once Party A finds out, Party A has the right to unilaterally terminate the contract and not make settlement, and Party B who causes losses to Party A shall compensate.

Article 6: Cooperation and Settlement Methods

1.	Party A’s specific promotion platform, settlement method, preferential policies, etc. shall be determined by the “Supplementary Promotion Agreement” signed by both parties. Specific promotion items, quantity, unit price, schedule, etc. can be confirmed by emails designated by both parties.

2.	Both parties confirm the product promotion details of this contract through the following contacts and emails (if there is any change, the other party must be informed in writing 3 days in advance ):

Party A Contact: Email:

Party B Contact: Email:

3.	Party A shall pay the fee to the following account of Party B:

Account name: Beijing Haoxi Culture Media Co., Ltd.

Account number: [*]

Bank: [*]

Party B shall notify Party A within 3 days of any change in the above-mentioned account information of Party B, otherwise, Party B shall bear all consequences arising therefrom.

4.	The billing information of Party A is as follows:

Name: Chongqing Zanniu E-Commerce Co., Ltd.

Identification number: [*]

Company Address: 4th Floor, Podium Building, Zhibo Center, No. 38 Yingbin Avenue, Jiulongpo District, Chongqing

Tel: [*]

Account Bank: [*]

Account number: [*]

Article 7: Confidentiality Clause

1.	Any information of the other party known and learned by one party due to the conclusion and performance of this agreement is the proprietary information of the other party. Neither party will keep any Proprietary Information confidential and shall not disclose such Proprietary Information to any person or entity without the prior written consent of the party to whom the disclosure is made. However, unless it is necessary for the normal performance of the obligations of this agreement or otherwise stipulated by national laws and regulations.

2.	Proprietary information includes but is not limited to technical materials, marketing methods, customer information, any unpublished financial information, product and business plans, design plans, marketing data and sponsor information about both parties, but not Include the following information:

a)	Information that has been obtained through legal channels or independently developed by a party.

b)	Information disclosed in public materials.

c)	Information that is already generally known to the public.

d)	Information that has been obtained from a third party through legal channels.

e)	Information provided with the written consent of the information disclosing party.

3.	If one party makes a request, the other party shall return, destroy or otherwise dispose of the documents, materials or software containing the confidential information of the other party as required by the other party, and shall not continue to use such confidential information.

4.	After the termination of this contract, the confidentiality obligations of all parties under this contract will not terminate accordingly, and all parties still need to abide by the confidentiality clauses of this contract and perform their promised confidentiality obligations until the other party agrees to terminate this agreement. obligations, or in fact will not cause any form of damage to the other party due to the breach of the confidentiality clause of this contract.

Article 8: Anti-commercial Bribery Clause

1.	Both Party A and Party B are aware of and are willing to strictly abide by the anti-commercial bribery laws and regulations of the People’s Republic of China. Both parties know that any form of bribery and corruption will violate the law and will be severely punished by the law.

2.	Party A or Party B shall not solicit, accept, provide, or give any benefits other than those stipulated in the contract to the other party or the other party’s handler or other relevant personnel, including but not limited to open deductions, hidden deductions, cash, shopping cards, physical objects, Securities, travel or other non-material interests, etc., but if such interests belong to industry practice or common practice, they must be expressly stated in the contract.

3.	Party A strictly prohibits any commercial bribery of Party A’s handling personnel. Any of the acts listed in paragraph 2 of this article by the person in charge of Party A violates Party A’s company system and will be punished by Party A’s company system and national laws.

4.	Party B prohibits any commercial bribery of Party B’s handling personnel. Any behavior listed in paragraph 2 of this article by the person in charge of Party B is a violation of Party B’s company system and will be punished by Party B’s company system and national laws.

5.	If one party or one party’s handler violates the provisions of the above-mentioned paragraphs 2, 3 , and 4 of this article and causes losses to the other party, it shall be liable for damages.

6.	The “other relevant personnel” mentioned in this article refers to the persons who have direct or indirect interests in the contract other than the person in charge of Party B, including but not limited to the relatives and friends of the person in charge of the contract.

Article 9: Statements and Warranties

The parties state, represent, and warrant to each other as follows:

1.	It is an independent legal person legally established and validly existing.

2.	It is qualified to engage in the cooperation under this agreement, and the cooperation meets the requirements of its business scope;

3.	Its authorized representative has been fully authorized to sign this contract on its behalf;

4.	It has the ability to perform its obligations under this contract; and such performance of obligations does not violate the restrictions of any legal documents binding on it.

5.	They have legal rights to their respective promotions under this contract, will not infringe on the rights and interests of any third party, and are responsible for the safety and applicability of their respective promotions.

6.	Both parties guarantee that during the cooperation period, they will not implement any behavior that will harm the interests of the other party, including but not limited to infringing on the copyright, trademark right, reputation right and other legitimate rights and interests of the other party. If any party violates this guarantee, the non-breaching party has the right to unilaterally terminate this contract at any time. The breaching party shall bear all responsibilities and compensate the non-defaulting party for the losses suffered thereby.

7.	Any party who violates the above statements, representations and guarantees shall be deemed to have violated the provisions of this contract, and shall be liable for breach of contract in accordance with the provisions of this contract.

Article 10: Liability for Breach of Contract

1.	If Party A violates the provisions of this agreement and pays the service fee to Party B overdue, Party B has the right to send a reminder to Party A. If Party A has not paid within 10 working days after receiving the reminder notice , Party B has the right to suspend the provision of services; if Party A has not paid within 30 days, Party B has the right to terminate this agreement and require Party A to continue to pay the service fee.

2.	If it is not due to Party A’s factors, if Party B cannot carry out product promotion according to the agreement in this contract, it must make improvements within 3 working days after receiving the notice from Party A. If it still fails to meet the requirements of this contract, Party A has the right to unilaterally Terminate the contract, and require Party B to return the promotional expenses that have not occurred; Party A still needs to pay the promotional expenses that have occurred before the notice is delivered to Party B.

3.	If Party B uses technical means or other cheating means to defraud the service fee, Party A has the right to unilaterally terminate this agreement and not settle the current fee.

4.	Unless otherwise stipulated in this contract, if any party violates its representations, commitments, guarantees or obligations under this contract, causing the other party to suffer any lawsuits, disputes, claims, penalties, etc., the breaching party shall be responsible for the settlement. If any expenses, additional responsibilities or economic losses are caused to other parties, they shall be responsible for compensation. If one party breaches the contract, the non-defaulting party may request the breaching party to stop the breach within a specified time limit by means of written notice and require it to eliminate the impact. If the breaching party fails to stop the breach on time, the non-breaching party has the right to immediately terminate this contract.

Article 11: Force Majeure

1.	Once the parties to this contract confirm that the force majeure has occurred and the performance of this contract cannot be performed or postponed, either party will be able to suspend the performance of this contract, but should notify the other party within 2 working days and submit the details of the force majeure event and valid evidence. If the impact of the above-mentioned force majeure cannot be eliminated within 30 days from the date of the occurrence of the force majeure , and both parties fail to reach a consensus on the change of this contract, either party has the right to terminate this contract . It will be terminated on the date of reaching the other party, and the two parties will settle according to the actual release of the promotion .

2.	“Force majeure” refers to an event that is beyond the reasonable control of both parties to this agreement, is unforeseen, or even if foreseeable, cannot be avoided. This event makes it impossible for any party to perform all or part of its obligations under this contract. Such events include, but are not limited to, government actions, policy changes, earthquakes, typhoons, floods, fires or other natural disasters, wars or any other similar events.

3.	In view of the special nature of the Internet, force majeure also includes the following situations that affect the normal operation of the Internet: hacker attacks; major impacts caused by technical adjustments by the telecommunications sector; temporary shutdowns caused by government regulations; virus attacks.

Article 12: Dispute Resolution

1.	For disputes arising from the signing, validity, interpretation and execution of this contract, the two parties shall conduct friendly negotiations; if the negotiation fails, either party may submit the relevant dispute to the people’s court where the plaintiff is located for litigation.

Article 13: Other Terms

1.	If any clause in this contract is completely or partially invalid or non-executable for any reason, or violates any applicable laws, the clause is deemed to be deleted, but the remaining clauses of this agreement shall still be valid and have binding.

2.	For the modification, change or unfinished matters of this contract, the two parties will sign a supplementary agreement after further negotiation. The supplementary agreement has the same legal effect as this contract.

3.	This contract will come into effect on the date of affixing the seals of both parties. There are two copies. Party A and Party B hold one copy, which has the same legal effect.

Party A (seal): Chongqing Zanniu E-Commerce Co., Ltd.

Authorized Representative:

Signing date:

(affixed with corporate seal)

Party B (seal): Beijing Haoxi Digital Technology Co., Ltd.

Authorized Representative:

Signing date:

(affixed with corporate seal)